Exhibit 99.1

RANGER WIRELESS GROUP

(S Corporation and Limited Liabilities Companies)

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

Table of Contents

Page

Combined Financial Statements

Independent Auditors Reports	1-2

Combined Balance Sheets	3

Combined Statement of Income	4

Combined Statements of Changes in Owner’s Equity	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7-13

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Shareholders

Ranger Wireless Group

Holland, Michigan

We have audited the accompanying combined balance sheet of Ranger Wireless Group as of December 31, 2008 and the related combined statement of operations, changes in owner’s equity and cash flows for the year ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ranger Wireless Group as of December 31, 2008, and the combined results of its operations and its cash flows for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Schumacher & Associates, Inc.

Certified Public Accountants

2525 Fifteenth Street, Suite 3H

Denver, Colorado 80211

April 29, 2009

Independent Auditors’ Report

September 18, 2008

Ned Timmer

Holland, Michigan

We have audited the accompanying combined balance sheet of the corporations that comprise the RANGER Wireless Group as of December 31, 2007, and the related combined statements of operations, changes in owner’s equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the RANGER Wireless Group as of December 31, 2007, and the results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

FERRIS, BUSSCHER & ZWIERS, P.C.

Certified Public Accountants

Holland, Michigan

Ranger Wireless Group

(S Corporation and Limited Liability Companies)

Combined Balance Sheets

Assets

	December 31,
	2008	2007
Current Assets
Cash	$254,367	$598,634
Accounts receivable	1,080,292	653,495
Due from Affiliates	—	82,102
Excise taxes recoverable	—	115,822
Prepaid expenses	48,740	44,500
Total Current Assets	1,383,399	1,494,553

Property and equipment net	993,670	1,290,710
Goodwill	1,520,850	1,520,850
Patent - net	860,137	980,000
Due from Owner	—	788,335
Other assets	111,808	104,753
Total Assets	$4,869,864	$6,179,201

Liabilities and Members’ Equity

Current Liabilities
Accounts payable	$78,733	$64,025
Due Affiliates	—	33,026
Customers deposits	10,000	10,000
Accrued taxes	51,190	13,213
Accrued payroll liabilities	12,023	31,140
Deferred revenue	421,783	351,633
Total Current Liabilities	573,729	503,037

Commitments and contingencies (Notes 3,4,5,6 9, 10, 11 and 12)

Owner’s Equity
Common stock, no par value, authorized 60,000 shares
1,000 shares issued and outstanding	25,000	25,000
limited Liabilities Companies Member capital (deficit)	1,211,912	(1,494,399)
S Corporation Retained earnings	3,059,223	7,145,563
Owners’ Equity	4,296,135	5,676,164

Total liabilities and members’ equity	$4,869,864	$6,179,201

The accompanying notes are an integral part of these combined financial statements

Ranger Wireless Group

(S Corporation and Limited Liability Companies)

Combined Statement of Income

	Years
	Ended	Ended
	December 31, 2008	December 31, 2007

Revenues:
Sales-net	$6,504,824	$6,359,850

Operating Expenses:
General and administrative costs	1,136,431	1,680,098
Salaries	976,294	274,344
Rent	187,600	205,000
Depreciation	416,589	524,121
Total Operating Expenses	2,716,914	2,683,563

Income from Operations	3,787,910	3,676,287

Other Income
Interest	27,126	26,642
Other	51,535	—
Gain on sale of assets	—	68,937
Total Other Income	78,661	95,579

Earnings before income taxes	3,866,571	3,771,866

Income taxes	—	—

Net Income	$3,866,571	$3,771,866

The accompanying notes are an integral part of these combined Financial Statements

Ranger Wireless Group

(S Corporation and Limited Liability Companies)

Combined Statement of Changes in Members’ Equity

	Common Stock Shares	Common Stock Amount	Limited Liabilities Companies Member Capital	S Corporation Retained Earnings	Total Owner’s Equity’

Owners’ Equity as of December 31,2006	1,000	$25,000	$(830,782)	$5,160,722	$4,354,940
Distributions	—	—	—	(2,450,642)	(2,450,642)
Income for year ended December 31, 2007	—	—	(663,617)	4,435,483	3,771,866

Owners’ Equity as of December 31,2007	1,000	25,000	(1,494,399)	7,145,563	5,676,164
Distributions and notes receivable from Limited Liabilities Companies	—	—	—	(8,646,220)	(8,646,220)
Contributions - notes receivable from S Corporation	—	—	3,399,620	—	3,399,620
Income for year ended December 31, 2008	—	—	(693,309)	4,559,880	3,866,571

Owners’ Equity as of December 31,2008	1,000	$25,000	$1,211,912	$3,059,223	$4,296,135

The accompanying notes are an integral part of these combined financial statements

Ranger Wireless Group

(S Corporation and Limited Liability Companies)

Combined Statement of Cash Flows

	Years ended December 31,
	2008	2007

Cash flows from operating activities:
Net Income	$3,866,571	$3,771,866

Adjustments to reconcile net income to net cash provided by operating activates
Depreciation and amortization	416,589	524,121
Forgiveness of notes receivable, employee	—	10,000
Gain on sale of assets	—	(68,937)
Changes In operating assets and liabilities
(Increase) Decrease in accounts receivable	(426,797)	298,564
Decrease in due from affiliates	82,102	87,560
(Increase) Decrease in prepaid	(4,240)	(5,612)
Decrease in excise taxes recoverable	115,822	—
Increase in accounts payable	14,708	36,478
(Decrease) Increase in due to affiliates	(33,026)	29,026
Increase (Decrease) in accruals	18,860	(1,351)
Increase (Decrease) in deferred income	70,150	(97,667)
Net cash provided by operating activities	4,050,589	4,584,048

Cash flows from investing activities:
Purchase of machinery and equipment	—	(117,450)
Proceeds from sale of equipment	—	225,373
Net cash provided by investing activities	—	107,923

Cash flows from financing activities:
Dividends and advances to owner, net	(4,394,856)	(4,409,212)
Net cash used by financing activities	(4,394,856)	(4,409,212)

Net (decrease) increase in cash and cash equivalents	(344,267)	282,759

Cash and cash equivalents at beginning of period	598,634	315,875

Cash and cash equivalents at end of period	$254,367	$598,634

Supplemental disclosure:
Cash paid during the period for interest	$—	$—
Cash paid during the period for taxes	$—	$—
Reclass of notes receivable - Limited Liaibitites Company to Capital contributions	$3,399,620	$—

The accompanying notes are an integral part of these combined Financial Statements

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

1.	Nature of Businesses

Woodland Wireless Solutions

Woodland Wireless Solutions, Ltd. (an S Corporation), through its wholly owned subsidiary, S-Squared, LLC d/b/a Ranger Wireless Solutions, is an application service provider to the wireless/cellular industry. The core service provided is 611 Roaming Service, a patented application providing a seamless means for wireless subscribers to reach their home provider’s customer service call center while roaming on another provider’s network.

In August 2001, Woodland Wireless Solutions Ltd. acquired the equity and selected assets of S-Squared, LLC for a combined purchase price of $3.57 million in cash. The assets acquired included for the 611 Roaming Service patent for $ 1.75 million, a non-compete agreement with the former owners for $ 10,000 and $1.52 million of goodwill. That acquisition was accounted for in accordance with SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets, both of which were adopted during the year ended December 31, 2001.

Phone Services & More, LLC

Phone Services & More, LLC, d/b/a Visitatel, holds an FCC 214 License as a wholesale long distance service provider to the carrier community and large commercial users of transport minutes. See Note 13.

West Michigan Co-Location Services, LLC

West Michigan Co-Location Services, LLC is an equipment leasing Ranger Wireless Group for telecommunications companies under the common control of Ned and JoLee Timmer.

2.	Principles of Combination

The combined financial statements include the accounts of the RANGER Wireless Group, which includes Woodland Wireless Solutions, Ltd and its wholly owned subsidiary, S-Squared, LLC (d/b/a RANGER Wireless Solutions), Phone Services & More, LLC (d/b/a Visitatel) and West Michigan Co-Location Services, LLC. These Companies are affiliated through the common ownership and control of Ned Timmer and will be collectively referred to as the Ranger Wireless Group (the Ranger Wireless Group). All material intercompany balances and transactions have been eliminated.

3.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash includes all highly liquid investments with maturities of three months or less.

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

3.	Summary of Significant Accounting Policies (Continued)

Trade Receivables

Trade receivables are carried at their net realizable value, less an estimated allowance for uncollectible accounts based on management’s assessment of economic conditions, collection history and other relevant factors. Specific customer accounts are written-off when management believes that collection is unlikely. Collections on accounts previously written-off are recorded as income during the period of recovery. There was no allowance for doubtful accounts as of December 31, 2008 and 2007.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for financial reporting and accelerated methods for tax purposes.

The cost of assets sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts with the resulting gain or loss reflected in income. Expenditures for maintenance and repairs are charged to income as incurred. In accordance with SFAS 144, Accounting for the Impairment of Long-Lived Assets, long-lived assets held and used by the Ranger Wireless Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Patent

The Ranger Wireless Group capitalizes the direct costs of obtaining patents and amortizes them using the straight-line method over their remaining statutory lives. The capitalized patent costs on the balance sheets represent the purchase price of the patent in August 2001. The patent is being amortized over its remaining life, which expires in February 2016. Amortization expense on the patent was $120,000 for the years ended December 31, 2008 and 2007. The accumulated amortization on the patent was $890,000 and $770,000 at December 31, 2008 and 2007, respectively.

Goodwill

In accordance with SFAS 142, goodwill has not been amortized because it has an indefinite life. Instead, it is evaluated at least annually for impairment. No changes in the carrying amount of goodwill occurred during the years ended December 31, 2008 and 2007.

Income Taxes

The owner of the Ranger Wireless Group has elected to be taxed directly on the Ranger Wireless Group’s taxable income. These elections were valid at December 31, 2008 and 2007, and

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

3.	Summary of Significant Accounting Policies (Continued)

therefore, the Ranger Wireless Group does not have any federal tax liability for the years then ended.

Revenue Recognition

The majority of the Ranger Wireless Group’s revenue is derived from the 611 Roaming Service. The customer agreements are independently negotiated and generally contain a combination of annual service fees and monthly usages charges based on the service area’s population, number of subscribers or the actual amount of 611 calls. The annual service fees are billed in advance, recorded as deferred revenue and recognized ratably throughout the year. The other charges are billed monthly and recognized in the period when services are provided.

The revenue from the sale of wholesale long distance is generally billed monthly and recognized in the period when the minutes are used by customers.

Equipment rental revenue is recognized ratably over the lease terms, which are generally month-to-month.

Advertising costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

4.	Property and Equipment

The Ranger Wireless Group had the following property and equipment at December 31:

	2008	2007

Equipment	$2,122,072	$2,175,351
Software	251,348	251,348
Furniture	25,281	25,281
	2,398,701	2,451,980
Less accumulated depreciation	(1,405,031)	(1,161,270)
Property and equipment, net	$993,670	$1,290,710

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

4.	Property and Equipment (Continued)

Property and equipment are recorded at cost and depreciated over their estimates useful lives using the straight-line method as follows:

Equipment	5 years
Furniture and fixtures	7 years
Software	3 years

During the year ended December 31, 2005, the Ranger Wireless Group discontinued use of certain equipment with a cost value of approximately $400,000. In March 2007, the Ranger Wireless Group reached a settlement with the vendor to return the equipment in exchange for $50,000, which was equal to the remaining net book value after an impairment loss that was recorded during the year ended December 31, 2005.

5.	Employee Notes Receivable

The employee notes receivable represent loans to certain employees accruing interest at 8% and with due dates between December 2008 and January 2009. The agreements stipulate that the notes and any accrued interest will be forgiven if certain conditions are met by the borrowing employees throughout the term of the loan. In September 2007, the Ranger Wireless Group forgave a $10,000 loan and recorded the amount as compensation expense.

6.	Line of Credit

The Ranger Wireless Group had a $600,000 line of credit with a bank that required monthly interest payments at Prime Rate. The line was collateralized by all assets of the Ranger Wireless Group and expired in October 2007.

7.	Equipment Lease

The Ranger Wireless Group leases equipment to an affiliated entity under a 15-year lease expiring in January 2020. The lease requires monthly payments of $11,900. During 2008, the affiliated entity ceased making monthly payments to the Ranger Wireless Group as agreed to among the parties. In addition; the Ranger Wireless Group leases facilities and equipment to affiliated entities on an as needed basis under short-term arrangements (see Note 10). Total lease revenue was $11,900 and $355,000 for the years ended December 31, 2008 and 2007, respectively.

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

8.	Amortization of Intangible Assets

Amortization expense is currently estimated to be as follows for the years ended December 31:

2009	$120,000
2010	120,000
2011	120,000
2012	120,000

9.	Operating Leases

The Ranger Wireless Group leases its office space from an affiliated entity under agreements with a five-year term expiring in December 2011. The leases required combined monthly payments of $15,800 for the years ended December 31, 2008 and 2007.

The Ranger Wireless Group leased a vehicle under a three-year arrangement requiring monthly payments of $800 until expiration in March 2008. The lease was transferred to an affiliated entity during October 2007. In addition, the Ranger Wireless Group leases facilities and equipment from affiliated entities on an as needed basis under short-term arrangements (see Note 10).

Total rent expense was $ 189,600 and $205,000 for the years ended December 31, 2008 and 2007, respectively.

Future minimum payments under operating leases with terms in excess of one year are as follows for the years ended December 31:

2009	$189,600
2010	189,600
2011	189,600

10.	Related Party Transactions

The Ranger Wireless Group has various transactions with affiliated companies owned and controlled by the Ranger Wireless Group’s shareholder and his wife. The actual expense may vary from allocation of expenses separate company basis.

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

10.	Related Party Transactions (Continued)

Following is a summary of the related party revenue and expense items for the years ending December 31:

	2008	2007

Equipment lease revenue	$12,800	$355,000
Sales of long-distance phone service	33,000	60,000
Total related party revenue	$45,800	$415,000

Rent expense	$189,600	$240,000
Management fee expense	12,500	170,000
Total related party expense	$202,100	$410,000

In addition to the revenue and expense items listed above, the Ranger Wireless Group also paid $ 635,000 and $1.5 million of expenses related to wages, taxes, insurance, and other expenses for related parties during the years ended December 31, 2008 and 2007, respectively. The Ranger Wireless Group was reimbursed by the related parties in the same years the expenditures were made. These amounts have been netted within operating expenses on the statement of operations.

In October 2007, the Ranger Wireless Group sold property and equipment to affiliated entities for $173,372 and recognized a gain of $68,937.

During 2008, Woodland Wireless Solutions, Ltd. made a capital distribution of notes receivable in the amount of $3,399,620 due from Phone Services & More, LLC and West Michigan Co-Location Services, LLC to the owner of Woodland Wireless Solutions, Ltd., who in turn contributed the notes as capital to Phone Services & More, LLC and West Michigan Co-Location Services, LLC, eliminating the intercompany amounts.

11.	Simple IRA Retirement Plan

The Ranger Wireless Group has a simple IRA retirement plan available to all eligible employees. The Ranger Wireless Group will match employee contributions of up to 3% of gross annual compensation. Contributions were $ 20,900 and $23,000 for the years ended December 31, 2008 and 2007, respectively.

RANGER WIRELESS SOLUTIONS

(S Corporation and Limited Liabilities Companies)

NOTES TO THE COMBINED FINANCIAL STATMENTS

DECEMBER 31, 2008 AND 2007

12.	Concentrations

The Ranger Wireless Group primarily sells its products and services to customers in the telecommunications industry on an uncollateralized, open credit basis. Sales from the three largest unrelated customers represented approximately 70% and 80% of the Ranger Wireless Group’s combined net sales during the years ended December 31, 2008 and 2007, respectively.

The Ranger Wireless Group’s bank deposits routinely exceed the amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation. This risk is managed by maintaining deposits with high quality financial institutions.

13.	Subsequent Events

On February 23, 2009, Woodland Wireless Solutions, Ltd, its wholly owned subsidiary, S-Squared, LLC (d/b/a Ranger Wireless Solutions) and West Michigan Co-Location Services, LLC were acquired by Cornerworld Corporation. In addition, Cornerworld Corporation acquired an affiliate of the Ranger Wireless Group, T2 TV, L.L.C., and also agreed to purchase all of the outstanding voting member units of each of Phone Services & More, LLC (d/b/a Visitatel) and, another affiliate of the Ranger Wireless Group, T2 Communications, L.L.C. for an aggregate purchase price of $300,000. Final consummation of this transaction is subject to certain regulatory approvals.